Exhibit 99.1
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
November 1, 2007	Tony Davis 318.388.9525 tony.davis@centurytel.com

CenturyTel Reports Third Quarter Earnings

Monroe, La… CenturyTel, Inc. (NYSE: CTL) announces operating results for third quarter 2007.

·	Operating revenues, excluding nonrecurring items, were $708.3 million compared to $619.2 million for third quarter 2006. Reported under GAAP, third quarter 2007 operating revenues were $708.8 million.

·	Net income, excluding nonrecurring items, was $108.1 million compared to $77.9 million in third quarter 2006. Reported under GAAP, third quarter 2007 net income was $113.2 million.

·	Diluted earnings per share, excluding nonrecurring items, was $.97 compared to $.66 in third quarter 2006. Reported under GAAP, third quarter 2007 diluted earnings per share was $1.01.

·	Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $167.3 million in third quarter 2007 compared to $125.5 million in third quarter 2006.

·	Under the recently approved $750 million share repurchase program, 786,000 shares were repurchased and retired for $36.4 million during the quarter.

Third Quarter Highlights (Excluding nonrecurring items) (In thousands, except per share amounts and customer units)	Quarter Ended 9/30/07		Quarter Ended 9/30/06		% Change
Operating Revenues Operating Cash Flow (1) Net Income Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures	$ $ $ $ $	708,306 363,005 108,137 .97 112,229 77,445	$ $ $ $ $	619,186 301,693 77,928 .66 120,448 82,579	14.4 20.3 38.8 47.0 (6.8) (6.2)	% % % % % %
Access Lines (2) High-speed Internet Customers		2,171,000 530,000		2,124,000 340,000	2.2 55.9	% %

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.

(2)
Quarter ended 9/30/2007 access lines and high-speed Internet customers include the effects of our April 2007 Madison River acquisition. Excluding the effects of this acquisition, access lines decreased 5.4% and high-speed Internet customers increased 38.8%.

“CenturyTel achieved over $167 million in free cash flow during the third quarter and we expect to generate record free cash flow for full year 2007,” Glen F. Post, III, chairman and chief executive officer, said. “Nearly 40% year-over-year growth in high-speed Internet customers, the acquisition of the Madison River properties, and the recognition of access revenue settlements drove solid financial results for the quarter.”

Operating revenues, excluding nonrecurring items, for third quarter 2007 were $708.3 million compared to $619.2 million in third quarter 2006. Revenue increases aggregating $106 million resulted primarily from $49 million in revenue contribution from the Madison River properties, $42 million related to adjustments to recognize prior period revenue settlements, and $15 million from an increase in high-speed Internet customers in our legacy markets. These increases more than offset revenue declines of $18 million attributable to lower access revenues and access line losses.

Operating expenses, excluding nonrecurring items, increased 7.7% to $481.9 million from $447.6 million in third quarter 2006, primarily due to operating costs associated with the Madison River properties acquired earlier this year. Excluding costs associated with the Madison River properties, operating expenses decreased in third quarter 2007 compared to third quarter 2006, primarily due to lower depreciation expense associated with fully depreciated assets, reduced personnel expenses and lower expenses under our amended satellite television agreement. These decreases more than offset an increase associated with growth in high-speed Internet customers.

Operating cash flow, excluding nonrecurring items, increased to $363.0 million from $301.7 million in third quarter 2006, primarily due to the recognition of prior period revenue settlements during third quarter 2007 and the contribution of the Madison River properties. For third quarter 2007, CenturyTel achieved an operating cash flow margin of 51.2% versus 48.7% in third quarter 2006.

“We remain focused on being the leading provider of broadband products and services to customers in our markets,” Post said. “We added more than 29,000 broadband customers during the third quarter and ended the quarter with more than 29% penetration of broadband-enabled lines.”

Net income, excluding nonrecurring items, was $108.1 million in third quarter 2007 compared to $77.9 million in third quarter 2006. This increase was primarily driven by the after-tax impact of the prior period revenue settlements discussed above.  Diluted earnings per share, excluding nonrecurring items, was $.97 for third quarter 2007, a 47.0% increase from the $.66 reported in third quarter 2006. This increase was driven by the higher net income and a 6.8% decline in average diluted shares outstanding as a result of share repurchases since third quarter 2006.

For the first nine months of 2007, operating revenues, excluding nonrecurring items, increased to $1.948 billion from $1.838 billion for the same period in 2006. Operating cash flow, excluding nonrecurring items, was $970.1 million for the first nine months of 2007 compared to $896.5 million a year ago. Net income, excluding nonrecurring items, was $264.4 million in the first nine months of 2007 compared to $223.6 million during the same period in 2006. Diluted earnings per share, excluding nonrecurring items, was $2.34 during the first nine months of 2007 compared to $1.84 in the first nine months of 2006.

Under generally accepted accounting principles (GAAP), net income for third quarter 2007 was $113.2 million compared to $76.3 million for third quarter 2006 and diluted earnings per share for third quarter 2007 was $1.01 compared to $.64 for third quarter 2006. Third quarter 2007 net income and diluted earnings per share reflect a net after-tax charge of $1.4 million ($.01 per share) related to a reduction in workforce during the quarter and a net after-tax gain of $6.4 million ($.06 per share) from the sale of a non-core asset. Third quarter 2006 net income and diluted earnings per share reflect a net after-tax charge of $1.6 million ($.01 per share) related to a reduction in workforce.

Net income under GAAP for the first nine months of 2007 was $303.3 million compared to $297.8 million for the first nine months of 2006 and diluted earnings per share for the first nine months of 2007 was $2.68 compared to $2.44 for the first nine months of 2006. See the accompanying financial schedules for detail of the Company’s nonrecurring items for the nine months ended September 30, 2007 and 2006.

Outlook.  For fourth quarter 2007, CenturyTel expects total revenues of $645 to $655 million and diluted earnings per share of $.66 to $.71. As a result of better than anticipated third quarter performance, the Company has increased and narrowed the range of anticipated full year 2007 diluted earnings per share guidance from $2.90 to $3.00 to $3.00 to $3.05.

CenturyTel expects to provide full year 2008 earnings per share guidance in February 2008. However, there are a couple of items that can be expected to affect 2008 results when compared to 2007.  First, revenue settlements related to prior periods are anticipated to decline and negatively impact 2008 diluted earnings per share by $.22 to $.24. Additionally, lower Universal Service Fund receipts are expected to negatively impact 2008 diluted earnings by $.08 to $.10 per share. These and other items that may affect 2008 results will be further discussed during the Company’s fourth quarter 2007 earnings call in February 2008.

All outlook figures provided under this section are presented excluding the potential impact of any future mergers, acquisitions or divestitures, any share repurchases after October 31, or other nonrecurring events.

Other. As previously reported, CenturyTel adopted the requirements of Staff Accounting Bulletin No.108 (SAB 108) in fourth quarter 2006, which required the results of operations previously reported in the first, second and third quarters of 2006 to be adjusted.  Third quarter 2006 and nine months ended September 30, 2006 amounts included in this press release reflect amounts adjusted for the application of SAB 108.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyTel’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.219.5631.  The call will be accessible for replay through November 7, 2007, by calling 888.258.7854 and entering the access code: 1147641. Investors can also listen to CenturyTel’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurytel.com through November 21, 2007.

    In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company’s ability to effectively manage its expansion opportunities, including  successfully integrating newly-acquired properties into the Company’s operations and  retaining and hiring key personnel; possible changes in the demand for, or pricing of, the Company’s products and services; the Company’s continued access to credit markets on favorable terms; the Company’s ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company’s ability to collect its receivables from financially troubled communications companies; the Company’s ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effect of adverse weather; other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy.  These and other uncertainties related to the Company’s business are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as updated by the Company’s subsequent SEC reports.  You should be aware that new factors may emerge from time to time and it is not possible for management to identify all such factors, nor can it predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The information contained in this release is as of November 1, 2007.  The Company undertakes no obligation to update any of its forward-looking statements for any reason.

CenturyTel (NYSE: CTL) is a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through our broadband and fiber transport networks.  Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states.  Visit us at http://www.centurytel.com.

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CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	Three months ended September 30, 2007				Three months ended September 30, 2006
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice*	$229,862			229,862	218,665			218,665	5.1%	5.1%
Network access	248,490	527	(1)	247,963	219,897	560	(1)	219,337	13.0%	13.1%
Data	134,630			134,630	91,473	91	(1)	91,382	47.2%	47.3%
Fiber transport and CLEC	41,811			41,811	37,487			37,487	11.5%	11.5%
Other*	54,040			54,040	52,315			52,315	3.3%	3.3%
	708,833	527		708,306	619,837	651		619,186	14.4%	14.4%

OPERATING EXPENSES
Cost of services and products	246,430	1,967	(1)	244,463	226,536	3,092	(1)	223,444	8.8%	9.4%
Selling, general and administrative	101,612	774	(1)	100,838	94,212	163	(1)	94,049	7.9%	7.2%
Depreciation and amortization	136,606			136,606	130,147			130,147	5.0%	5.0%
	484,648	2,741		481,907	450,895	3,255		447,640	7.5%	7.7%

OPERATING INCOME	224,185	(2,214)		226,399	168,942	(2,604)		171,546	32.7%	32.0%

OTHER INCOME (EXPENSE)
Interest expense	(55,176)			(55,176)	(47,857)			(47,857)	15.3%	15.3%
Other income (expense)	14,761	10,437	(2)	4,324	2,818			2,818	423.8%	53.4%
Income tax expense	(70,568)	(3,158)	(3)	(67,410)	(47,579)	1,000	(3)	(48,579)	48.3%	38.8%

NET INCOME	$113,202	5,065		108,137	76,324	(1,604)		77,928	48.3%	38.8%

BASIC EARNINGS PER SHARE	$1.04	0.05		0.99	0.66	(0.01)		0.68	57.6%	45.6%
DILUTED EARNINGS PER SHARE	$1.01	0.05		0.97	0.64	(0.01)		0.66	57.8%	47.0%

AVERAGE SHARES OUTSTANDING
Basic	108,996			108,996	115,221			115,221	(5.4%)	(5.4%)
Diluted	112,229			112,229	120,448			120,448	(6.8%)	(6.8%)

DIVIDENDS PER COMMON SHARE	$0.0650			0.0650	0.0625			0.0625	4.0%	4.0%

NONRECURRING ITEMS
(1) - Severance and related costs due to workforce reductions in third quarters of 2007 and 2006, including revenue impact.
(2) - Gain on sale of non-core asset.
(3) - Tax effect of above items.

*	Revenues from voice mail services previously reflected in "Other" revenues have been reclassified to "Voice" revenues for all periods.

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	Nine months ended September 30, 2007				Nine months ended September 30, 2006
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice*	$664,435			664,435	657,559			657,559	1.0%	1.0%
Network access	726,091	49,514	(1)	676,577	666,883	1,688	(6)	665,195	8.9%	1.7%
Data	338,700			338,700	259,158	275	(6)	258,883	30.7%	30.8%
Fiber transport and CLEC	120,851	13	(1)	120,838	109,318			109,318	10.5%	10.5%
Other*	149,602	1,869	(2)	147,733	147,117			147,117	1.7%	0.4%
	1,999,679	51,396		1,948,283	1,840,035	1,963		1,838,072	8.7%	6.0%

OPERATING EXPENSES
Cost of services and products	686,349	(2,085)	(3)	688,434	665,282	8,585	(6)	656,697	3.2%	4.8%
Selling, general and administrative	290,525	774	(3)	289,751	285,748	845	(6)	284,903	1.7%	1.7%
Depreciation and amortization	398,701			398,701	397,146			397,146	0.4%	0.4%
	1,375,575	(1,311)		1,376,886	1,348,176	9,430		1,338,746	2.0%	2.8%

OPERATING INCOME	624,104	52,707		571,397	491,859	(7,467)		499,326	26.9%	14.4%

OTHER INCOME (EXPENSE)
Interest expense	(159,804)			(159,804)	(148,582)			(148,582)	7.6%	7.6%
Other income (expense)	28,131	10,437	(4)	17,694	130,874	118,649	(7)	12,225	(78.5%)	44.7%
Income tax expense	(189,094)	(24,248)	(5)	(164,846)	(176,357)	(36,976)	(8)	(139,381)	7.2%	18.3%

NET INCOME	$303,337	38,896		264,441	297,794	74,206		223,588	1.9%	18.3%

BASIC EARNINGS PER SHARE	$2.77	0.36		2.41	2.53	0.63		1.90	9.5%	26.8%
DILUTED EARNINGS PER SHARE	$2.68	0.34		2.34	2.44	0.60		1.84	9.8%	27.2%

AVERAGE SHARES OUTSTANDING
Basic	109,478			109,478	117,685			117,685	(7.0%)	(7.0%)
Diluted	114,086			114,086	123,348			123,348	(7.5%)	(7.5%)

DIVIDENDS PER COMMON SHARE	$0.1950			0.1950	0.1875			0.1875	4.0%	4.0%

NONRECURRING ITEMS
(1) - Revenue recorded upon settlement of a dispute with a carrier ($49.0 million) and revenue impact of severance and related costs due to workforce reductions ($.5 million).
(2) - Reimbursement of amounts upon a change in our satellite television arrangement.
(3) - Severance and related costs due to workforce reductions ($2.7 million), net of reimbursement of amounts upon a change in our satellite television arrangement ($4.1 million).
(4) - Gain on sale of non-core asset.
(5) - Tax effects of items (1) through (4).
(6) - Severance and related costs due to workforce reduction, including revenue impact.
(7) - Includes gain recorded upon redemption of Rural Telephone Bank stock ($117.8 million) and gain recorded upon sale of Arizona properties ($.9 million).
(8) - Includes $43.4 million net tax expense related to Items (6) and (7), net of $6.4 million net tax benefit due to the resolution of various income tax audit issues.

*	Revenues from voice mail services previously reflected in "Other" revenues have been reclassified to "Voice" revenues for all periods.

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2007 AND DECEMBER 31, 2006
(UNAUDITED)

	September 30,	December 31,
	2007	2006
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$58,714	25,668
Other current assets	269,166	264,449
Total current assets	327,880	290,117

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	8,598,777	7,893,760
Accumulated depreciation	(5,453,958)	(4,784,483)
Net property, plant and equipment	3,144,819	3,109,277

GOODWILL AND OTHER ASSETS
Goodwill	3,997,028	3,431,136
Other	762,923	610,477
Total goodwill and other assets	4,759,951	4,041,613

TOTAL ASSETS	$8,232,650	7,441,007

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term debt and current maturities of long-term debt	$254,895	178,012
Other current liabilities	425,021	439,553
Total current liabilities	679,916	617,565

LONG-TERM DEBT	2,747,576	2,412,852
DEFERRED CREDITS AND OTHER LIABILITIES	1,440,737	1,219,639
STOCKHOLDERS' EQUITY	3,364,421	3,190,951

TOTAL LIABILITIES AND EQUITY	$8,232,650	7,441,007

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended September 30, 2007				Three months ended September 30, 2006
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$224,185	(2,214)	(1)	226,399	168,942	(2,604)	(1)	171,546
Add: Depreciation and amortization	136,606	-		136,606	130,147			130,147
Operating cash flow	$360,791	(2,214)		363,005	299,089	(2,604)		301,693

Revenues	$708,833	527	(1)	708,306	619,837	651	(1)	619,186

Operating income margin (operating income divided by revenues)	31.6%			32.0%	27.3%			27.7%

Operating cash flow margin (operating cash flow divided by revenues)	50.9%			51.2%	48.3%			48.7%

Free cash flow (prior to debt service requirements and dividends)
Net income	$113,202	5,065	(2)	108,137	76,324	(1,604)	(3)	77,928
Add: Depreciation and amortization	136,606	-		136,606	130,147	-		130,147
Less: Capital expenditures	(77,445)	-		(77,445)	(82,579)	-		(82,579)
Free cash flow	$172,363	5,065		167,298	123,892	(1,604)		125,496

Free cash flow	$172,363				123,892
Gain on asset dispositions	(10,436)				-
Deferred income taxes	13,106				11,262
Changes in current assets and current liabilities	(42,321)				(14,012)
Increase in other noncurrent assets	4,400				4,132
Decrease in other noncurrent liabilities	(2,542)				(1,729)
Retirement benefits	6,745				10,406
Excess tax benefits from share-based compensation	(122)				(2,913)
Other, net	12,770				2,574
Add: Capital expenditures	77,445				82,579
Net cash provided by operating activities	$231,408				216,191

NONRECURRING ITEMS
(1) - Severance and related costs due to workforce reduction, including revenue impact (presented on a pre-tax basis).
(2) - After-tax effect of gain on sale of non-core asset and severance and related costs due to workforce reduction.
(3) - After-tax effect of severance and related costs due to workforce reduction.

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Nine months ended September 30, 2007				Nine months ended September 30, 2006
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$624,104	52,707	(1)	571,397	491,859	(7,467)	(4)	499,326
Add: Depreciation and amortization	398,701	-		398,701	397,146			397,146
Operating cash flow	$1,022,805	52,707		970,098	889,005	(7,467)		896,472

Revenues	$1,999,679	51,396	(2)	1,948,283	1,840,035	1,963	(4)	1,838,072

Operating income margin (operating income divided by revenues)	31.2%			29.3%	26.7%			27.2%

Operating cash flow margin (operating cash flow divided by revenues)	51.1%			49.8%	48.3%			48.8%

Free cash flow (prior to debt service requirements and dividends)
Net income	$303,337	38,896	(3)	264,441	297,794	74,206	(5)	223,588
Add: Depreciation and amortization	398,701	-		398,701	397,146			397,146
Less: Capital expenditures	(184,301)	-		(184,301)	(213,034)			(213,034)
Free cash flow	$517,737	38,896		478,841	481,906	74,206		407,700

Free cash flow	$517,737				481,906
Gain on asset dispositions	(10,436)				(118,649)
Deferred income taxes	43,111				33,413
Changes in current assets and current liabilities	28,514				(14,472)
Decrease in other noncurrent assets	8,053				4,429
Increase (decrease) in other noncurrent liabilities	(14,209)				557
Retirement benefits	21,392				25,332
Excess tax benefits from share-based compensation	(6,434)				(7,860)
Other, net	17,404				4,818
Add: Capital expenditures	184,301				213,034
Net cash provided by operating activities	$789,433				622,508

NONRECURRING ITEMS
(1) - Includes (i) $49.0 million revenue recorded upon settlement of a dispute with a carrier; (ii) $5.9 million reimbursement of amounts upon a change in our satellite television arrangement, net of (iii) impact of severance and related costs due to workforce reduction ($2.2 million).
(2) - Includes (i) $49.0 million revenue recorded upon settlement of a dispute with a carrier; (ii) $1.9 million reimbursement of amounts upon a change in our satellite television arrangement and (iii) revenue impact of severance and related costs due to workforce reduction ($.5 million).
(3) - Includes after-tax gain on sale of non-core asset and the after-tax effect of Item (1).
(4) - Severance and related costs due to workforce reduction, including related revenue impact.
(5) - Includes (i) the after-tax effect of gains on sales of assets (primarily gain on Rural Telephone Bank stock redemption), (ii) the after-tax effect of Item (4) and (iii) a $6.4 million net tax benefit due to the resolution of various income tax audit issues.